UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 18, 2004

INFOTECH USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22693	11-2889809

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7 Kingsbridge Road, Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (973) 227-8772

Item 5.    Other Events and Required FD Disclosure

        On June 18, 2004, InfoTech USA, Inc. (the “Company”) and IBM Credit LLC (“IBM”) entered into an agreement pursuant to which IBM agreed to further extend the termination date of the Agreement for Wholesale Financing dated as of April 20, 1994 between the Company and IBM (the “Agreement”) from June 18, 2004 to July 15, 2004. IBM previously extended the termination date of the Agreement on March 3, 2004 and again on April 27, 2004. In addition, the agreement entered into between the Company and IBM on June 18, 2004 increases the maximum availability under the credit line to $2.4 million from $1.75 million. A copy of the agreement entered into between the Company and IBM on June 18, 2004 is attached hereto as Exhibit 10.1.

        The Company is currently in negotiations with a financial institution to replace the credit line under the Agreement. While the Company believes that it will be successful in obtaining a replacement for the credit line before the termination date, there can be no assurance that the Company will be successful in negotiating such a replacement or that, if successful, such a replacement will be on terms favorable to the Company. The Company’s inability to have continuous access to financing at reasonable costs may materially and adversely impact its financial condition, results of operations and cash flows.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits.

        10.1      Letter agreement, dated June 18, 2004, from IBM Credit LLC to InfoTech USA, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOTECH USA, INC. (Registrant)

Date: June 22, 2004	By:	/s/ J. ROBERT PATTERSON
J. Robert Patterson Vice President, Chief Financial Officer, Treasurer and Director